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                                 EXHIBIT "A"


                                                     FILED # C15144-01
                                                        JUL 05 2001
                                                     IN THE OFFICE OF
                                                        DEAN HELLER
                                              DEAN HELLER, SECRETARY OF STATE

                             Articles of Merger
                                  Between
                      Telnet World Communications Inc.
                             a Utah Corporation
                                    and
                          GiveMePower, Corporation
                            a Nevada Corporation



1.   Plan of Merger: Attached hereto.

2. No shareholders approval is required for the adoption of the plan by GiveMePower, Corporation (Nevada).

3. The shareholders of Telnet World Communications, Inc (Utah) approved the merger at a shareholders meeting held June 15, 2001 by a vote of 1,966,915 for and 0 against. There were 3,625,837 shares outstanding.


Dated this 15th day of June, 2001.


                              Telnet World Communications, Inc. (Utah)

                               /S/ W.V. WALTON
                              _______________________________________
                              W.V. Walton, President


                              GiveMePower, Corporation (Nevada)

                                /S/ W.V. WALTON
                              _______________________________________
                              W.V. Walton, President


                              Telnet World Communications, Inc. (Utah)

                                /S/ TODD NOBLE
                              _______________________________________
                              Todd Noble, CFO, Secretary & Treasurer


                              GiveMePower, Corporation (Nevada)

                                /S/ TODD NOBLE
                              _______________________________________
                              Todd Noble, CFO, Secretary & Treasurer


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                                Plan of Merger



     This Plan of Merger is entered into June 15, 2001 between Telnet World Communication Inc, a Utah Corporation, herein after referred to as Telnet, and GiveMePower, Corporation, a Nevada corporation, hereinafter referred to as GiveMePower.



                              General Statements



     Telnet is a Utah Corporation.
     GiveMePower is a Nevada Corporation.



                             Terms and Conditions


     This merger shall be effected for the purpose of changing the domicile of Telnet to the State of Nevada by exchanging the stock of GiveMePower for Telnet. GiveMePower shall be the surviving corporation.



                             Conversion of Shares


     Each Share of Telnet shall be exchanged for a share of GiveMePower.



                                Effective Date


     The effective date of this Plan of Merger shall be the latter of the dates of filing the Articles of Merger with the State of Utah or the State of Nevada.


                                   Telnet World Communication (Utah)

                                     /S/ W.V. WALTON
                                   ________________________________
                                   W.V. Walton, President


                                   GiveMePower, Corporation (Nevada)

                                     /S/ W.V. WALTON
                                   _________________________________
                                   W.V. Walton, President